For Use in China

CHINA NATURAL GAS, INC.

2009 EMPLOYEE STOCK OPTION AND STOCK AWARD PLAN

AWARD AGREEMENT

China Natural Gas, Inc., a Delaware corporation (the “Company”), has granted to the Participant named on the Notice of Grant of Options (the “Notice of Grant”), which is attached hereto, an option (the “Option”) to purchase that number of Shares set forth on the Notice of Grant at the exercise price per Share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms, definitions and provisions in this Agreement and the Company’s 2009 Employee Stock Option and Stock Award Plan (as applicable, the “Plan”), which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  The terms defined in the Plan shall have the same defined meanings in this Agreement.

1.           Nature of Option.  This Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Code. This Option is intended to be a Nonstatutory Stock Option.

2.           Vesting Schedule.  Subject to the Performance Conditions provided in Section 3, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant shall have been continuously an Employee from the Grant Date until the date such vesting occurs.

3.           Performance Conditions.  The Option is subject to the performance requirements set forth in Appendix I, which must be satisfied as a condition of the Option becoming vested and exercisable.

4.           Administrator Discretion.  The Plan Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option shall be considered as having vested as of the date specified by the Plan Administrator.

5.           Exercise of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

6.           Method of Payment.  The exercise price for Shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of Shares purchased. Such consideration must be paid in cash.

7.           Termination Period.   Subject to applicable laws, if the Participant ceases to be an Employee, he or she may, but only within three (3) months after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation.  To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate.

Notwithstanding the provisions above, if Participant ceases to be an employee as a result of his or her Disability, he or she may, but only within twelve (12) months from the date of such cessation, exercise his or her Option to the extent he or she was entitled to exercise it at the date of cessation.  To the extent that he or she was not entitled to exercise this Option at the date of such cessation, or if he or she does not exercise such Option within the time specified herein, the Option shall terminate.

In the event of the death of the Participant during the term of this Option and while an employee, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable, and may be exercised, at any time within twelve (12) months following the date of death, by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

Notwithstanding the foregoing, in no event may this Option be exercised after the expiration date as provided above.

8.           Tax Obligations.   The Company and its Subsidiaries shall assess tax and social insurance contribution liability and requirements in connection with the Participant’s participation in the Plan, including, without limitation, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”).  These requirements may change from time to time as laws or interpretations change.  Regardless of the Company’s or any Subsidiary’s  actions in this regard, the Participant hereby acknowledges and agrees that the Tax Liability shall be the Participant’s ultimate responsibility and liability.  The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Subsidiaries to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Subsidiary to: (i) withhold all applicable amounts from the Participant’s wages or other cash compensation due to the Participant, in accordance with any requirements under the laws, rules, and regulations of the country of which the Participant is a resident, and/or (ii) act as the Participant’s agent to sell sufficient Shares for the proceeds to settle such requirements.  Furthermore, the Participant agrees to pay the Company or the Subsidiary any amount the Company or any Subsidiary may be required to withhold, collect or pay as a result of the Participant’s participation in the Plan or that cannot be satisfied by deduction from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Subsidiary or sale of the Shares acquired under the Plan. The Participant acknowledges that he or she may not participate in the Plan and the Company and the Subsidiary  shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Participant.

9.           Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.           Acknowledgments.  In accepting the Option, the Participant acknowledges that:

(a)           Any notice period mandated under applicable laws shall not be treated as continuous service for the purpose of determining the vesting of the Option; and the Participant’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Participant’s service and will not be extended by any notice period mandated under applicable laws.  Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination.

(b)           The Plan is established voluntarily by the Company.  It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)           All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(d)           The Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e)           The Participant is voluntarily participating in the Plan.

(f)           The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of the Participant’s employment contract, if any.

(g)           The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.  This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h)           In the event that the Participant is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Subsidiary .

(i)           The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the Participant obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

11.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at [insert] or at such other address as the Company may hereafter designate in writing.

12.           Grant is Not Transferable.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.           Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the Company and each Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s  participation in the Plan.

(a)           The Participant understands that the Company (or any Subsidiary) holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b)            The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Option.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

15.           Additional Conditions to Issuance of Stock.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any national, local or applicable law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.           Special Administration in China.  The grant of the Option, the Participant ’s ability to exercise the Option and sale of the Shares may be contingent upon the Company or any Subsidiary obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant  from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE.  In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company.

17.           Currency Exchange Risk.          The Participant agrees and acknowledges that the Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Option, including without limitation the exercise of the Option or sale of the Shares (the “Currency Exchange Risk”).  The Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

18.           Exchange Control Requirements.  The Participant agrees and acknowledges that the Participant shall comply with any and all exchange control requirements applicable to the Option and the sale of Shares and any resulting funds including, without limitation, reporting or repatriation requirements.

19.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

20.           Administrator Authority.  The Plan Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  The Plan Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.  The Plan Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

21.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23.           Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

24.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

25.           Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

26.           Governing Law.  Subject to applicable laws, this Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

APPENDIX I

PERFORMANCE CONDITIONS

None.

CHINA NATURAL GAS, INC.

2009 EMPLOYEE STOCK OPTION AND STOCK AWARD PLAN

NOTICE OF GRANT

Unless otherwise defined herein, the terms defined in the China Natural Gas, Inc. 2009 Employee Stock Option and Stock Award Plan (the “Plan”) will have the same defined meanings in this Notice of Grant (the “Notice of Grant”) and the China Natural Gas, Inc. 2009 Employee Stock Option and Stock Award Award Agreement (together, the “Agreement”).

Participant:

Address:

Participant has been granted an Option to purchase Shares of common stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share	$

Total Exercise Price	$

Type of Option	Nonstatutory Option

Term/Expiration Date

Vesting Schedule:

Subject to the terms of the Plan and the Participant's continued status as an employee of the Company through each of the applicable vesting dates, this Option will be exercisable, in whole or in part, in accordance with the vesting schedule set forth below.

As of each vesting date, the number of shares that become exercisable under this Option shall be the product of (i) the number of shares set forth above corresponding to the heading “Number of Shares Granted” and (ii) the percentage corresponding to the relevant vesting date set forth in the table below under the heading “Vesting Percentage”.

Vesting Date	Vesting Percentage
April 1, 2010	25%
April 1, 2011	25%
April 1, 2012	25%
April 1, 2013	25%

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	CHINA NATURAL GAS, INC.

Signature	By

Print Name	Title

Address: